Camber Energy, Inc. 10-K

Exhibit 23.3

Graves & Co. Consulting LLC

Oil and Gas Reserves and Valuations

As independent oil and gas consultants Graves & Company Consulting LLC. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-166257, 333-179220, 333-195959, 333-210732 and 333-217014) and Form S-3 (File No. 333-173825, 333-216231, 333-214085, 333-213713, and 333-211066) of Camber Energy, Inc. of all references to our firm and information from our summary reserve report letter dated May 27, 2019, entitled “Estimated Reserves And Future Net Revenue As Of March 31, 2019”, included in or made a part of the Camber Energy, Inc. Annual Report on Form 10-K for the year ended March 31, 2019 (including the notes to the financial statements included therein), to be filed with the Securities and Exchange Commission on or about July 1, 2019, and our report attached as Exhibit 99.1 to such Annual Report on Form 10-K.

 Graves & Co. Consulting LLC

/s/ Allen C. Barron

Allen C. Barron, P.E.

Executive Vice-President

July 1, 2019

Graves & Co. Consulting LLC ■ 2777 Allen Parkway, Suite 1200, Houston, Texas 77019

713/650-0811 ■ info@gravesconsulting.us ■ www.gravesconsulting.us

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